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                                                         Contact:  Bruce Myers
                                                          Vice President and CFO
FOR IMMEDIATE RELEASE                                    Peter Harker
                                                          Controller
September 10, 1998                                       (619) 537-2500


                        GTI ANNOUNCES FILING OF LAWSUIT


          GTI Corporation ("GTI") (NASDAQ: GGTI) announced today that it has filed suit in the Delaware Chancery Court seeking a court order, among other things, requiring Technitrol, Inc., ("Technitrol") (NYSE: TNL), through certain Technitrol subsidiaries to close the acquisition of GTI pursuant to the Merger Agreement, dated May 26, 1998, among GTI and such subsidiaries. Technitrol had previously refused to close the transaction because of asserted breaches of warranty, which GTI has denied. No assurance can be given with respect to the outcome of such lawsuit.

          Through Valor Electronics, Inc., GTI Corporation is a multinational manufacturer and leading supplier of magnetics-based components for signal processing and power transfer functions primarily in networking and also in telecommunications and broadband products.

                                     # # #

The information contained in this press release, including any forward looking statements contained herein, should be reviewed in conjunction with the Company's Annual Report on Form 10-K/A and other publicly available information regarding the Company, copies of which are available from the Company upon request. This publicly available information sets forth certain risks and uncertainties related to the Company's business and such statements. Such risks and uncertainties include, but are not limited to, possible declines in market growth rates, dependence on key customers, possible failure of product development activities, the development of alternative technologies by competitors of the company or its customers, price pressures and other competitive factors, and volatility in the market for the company's products.












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